UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

May 4, 2005

Date of Report (Date of earliest event reported)

CAPITAL ONE FINANCIAL CORPORATION

(Exact name of registrant as specified in its chapter)

Delaware	1-13300	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

(1) On May 30, 2005 the Board of Directors of Capital One Financial Corporation (the “Corporation”) established the Capital One Financial Corporation 2005 Directors Compensation Plan (the “Plan”), the details of which can be found in the Plan Summary, a copy of which is filed as Exhibit 99.1 to this filing and is incorporated herein by reference.

(2) On April 29, 2005, the Corporation executed Amendment No. 1 to the Credit Agreement dated April 29, 2004 by and between Capital One Financial Corporation, Capital One Bank, Capital One, F.S.B., and Capital One Bank (Europe) plc, as Borrowers, and J.P. Morgan Securities Inc., (Book Manager and Lead Arranger), Bank of America, N.A., Barclays Bank plc, Citibank, N.A., Credit Suisse First Boston, Deutsche Bank AG, New York Branch, Lehman Commercial Paper Inc., Morgan Stanley Bank, Wachovia Bank, National Association, as Syndication Agents, and JPMorgan Chase Bank, as Administrative Agent, a copy of which is filed as Exhibit 99.2 to this filing.

Amendment No. 1 primarily revises Section 8.05 of the Credit Agreement to insert the following: “(viii) COFC may merge or consolidate with or into, or Transfer all or substantially all of its business or Property (including without limitation, interests in Subsidiaries) to, any Person provided that (x) no Event of Default has occurred and is continuing immediately prior to such merger, consolidation or Transfer or would result therefrom and (y) either (A) in the case of any such merger or consolidation, COFC is the continuing or surviving corporation or (B) in the case of any such merger, consolidation or Transfer, (1) the corporation which is the continuing, surviving or transferee corporation shall expressly assume the due and punctual payment and performance of the obligations of, and the performance of each covenant, agreement and condition of this Agreement binding on, COFC pursuant to documentation (including, without limitation, an opinion of counsel to the continuing, surviving or transferee corporation) in form and substance reasonably satisfactory to the Administrative Agent and (2) after giving effect to such merger, consolidation or Transfer, the Continuing Directors of COFC shall constitute a majority of the Board of Directors of the continuing, surviving or transferee corporation; and”

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On April 28, 2005, the Board of Directors of the Corporation amended the Corporation’s Code of Business Conduct and Ethics (the “Code”), which applies to all its directors, officers and employees. The amendments to the Code are briefly described below and the revised Code is filed as Exhibit 99.3 to this filing. The amended Code will also be posted on the corporate governance page of the Corporation’s website at www.capitalone.com/about/.

The following amendments were made to the Code: the Federal Sentencing Guidelines and the Corporation’s internal Security Policies were incorporated into the Code; a provision was added to require annual review and acknowledgement of the Code by all employees; language was added to clarify that outside employment activities may pose conflicts of interests; language was added to clarify that employees are expected to maintain the privacy of any information available to them based on their employment at the Corporation; a provision was added stating that the Board of Directors is responsible for ensuring that an effective ethics program is in place; and language was added to clarify how potential violations may be reported. The amendments also included minor word changes in other sections of the Code.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

Exhibit No.	Description of Exhibit
99.1	Capital One Financial Corporation 2005 Directors Compensation Plan Summary.

99.2	Amendment No. 1 to the Credit Agreement dated April 29, 2004 by and between Capital One Financial Corporation, Capital One Bank, Capital One, F.S.B., and Capital One Bank (Europe) plc, as Borrowers, and J.P. Morgan Securities Inc., (Book Manager and Lead Arranger), Bank of America, N.A., Barclays Bank plc, Citibank, N.A., Credit Suisse First Boston, Deutsche Bank AG, New York Branch, Lehman Commercial Paper Inc., Morgan Stanley Bank, Wachovia Bank, National Association, as Syndication Agents, and JPMorgan Chase Bank, as Administrative Agent.

99.3	Capital One Financial Corporation Code of Business Conduct and Ethics.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Dated: May 4, 2005	By:	/s/ John G. Finneran, Jr.
John G. Finneran, Jr.
Executive Vice President,
General Counsel and Corporate Secretary

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EXHIBIT INDEX

99.1	Capital One Financial Corporation 2005 Directors Compensation Plan.

99.2	Amendment No. 1 to the Credit Agreement dated April 29, 2004 by and between Capital One Financial Corporation, Capital One Bank, Capital One, F.S.B., and Capital One Bank (Europe) plc, as Borrowers, and J.P. Morgan Securities Inc., (Book Manager and Lead Arranger), Bank of America, N.A., Barclays Bank plc, Citibank, N.A., Credit Suisse First Boston, Deutsche Bank AG, New York Branch, Lehman Commercial Paper Inc., Morgan Stanley Bank, Wachovia Bank, National Association, as Syndication Agents, and JPMorgan Chase Bank, as Administrative Agent.

99.3	Capital One Financial Corporation Code of Business Conduct and Ethics.

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